Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Financial Services Portfolio, and VIP Telecommunications Portfolio of our report dated February 13, 2013; VIP Energy Portfolio, VIP Health Care Portfolio, VIP Technology Portfolio, and VIP Utilities Portfolio of our report dated February 14, 2013; VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Industrials Portfolio, and VIP Materials Portfolio of our report dated February 15, 2013; VIP Real Estate Portfolio of our report dated February 19, 2013 on the financial statements and financial highlights included in the December 31, 2012 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 15, 2013